Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2004

I, Greg Grosvenor, Vice President and Chief Financial Officer, in connection with the Report on 10-Q of Telesource International, Inc. for the quarter ended June 30, 2009 (the “Report”) hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2004, that to my knowledge:

1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telesource International, Inc.

/s/ GREG GROSVENOR
Greg Grosvenor
Vice President and Chief Financial Officer

Dated: August 13, 2009